Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

     U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     iShares Global ex USD High Yield Corporate Bond ETF (ISHHYXU) BlackRock Limited Duration Income Trust (BLW)
     BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
     BlackRock Multi-Asset Income- European High Yield Portfolio (BR-INC-
     EHY)
     Strategic Income Opportunities Fund (BR-SIP)
     BlackRock Managed Volatility - Fixed Income Portfolio (BR_AA_FI) BlackRock Debt Strategies Fund, Inc. (DSU)
     BlackRock Corporate High Yield Fund, Inc. (HYT)
     MIST BlackRock High Yield Portfolio (MIST-HY)
     AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)

The Offering

Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
                                   09-10-2014
Security Type:
                                   BND/CORP
Issuer
                                   Celanese US Holdings LLC (2019)
Selling Underwriter
                                   Deutsche Bank AG
Affiliated Underwriter(s)
                                  [X]PNC Capital Markets LLC
                                  [ ]Other:
List of Underwriter(s)
                                    Deutsche Bank AG, London Branch,
                                    Merrill Lynch International,
Citigroup
                                    Global Markets Limited, HSBC Bank
plc,
                                    J.P. Morgan Securities plc, The Royal
                                    Bank of Scotland plc, Barclays Bank
                                    PLC, Commerzbank Aktiengesellschaft,
                                    Morgan Stanley & Co. LLC, Mitsubishi
                                    UFJ Securities International
                                    plc, PNC Capital Markets LLC, SMBC
                                    Nikko Capital Markets Limited

Transaction Details

Date of Purchase
                                    09-10-2014

Purchase Price/Share(per share / % of par)
                                    eu100.00
Total Commission, Spread or Profit
                                    1.250%

1. Aggregate Principal Amount Purchased (a+b)
                                   eu35,000,000
a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
                                   eu11,713,000
b. Other BlackRock Clients
                                   eu23,287,000
2.Aggregate Principal Amount of Offering
                                   eu300,000,000
Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
                                   0.11666

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the
following transaction types (see
Definitions):
                                    [X] U.S. Registered Public Offering
                                    [Issuer must have 3 years of
continuous
                                    operations]
                                    [ ] Eligible Rule 144A
Offering[Issuer
                                    must have 3 years of continuous
                                    operations]
                                    [ ] Eligible Municipal Securities
                                    [ ] Eligible Foreign Offering
[Issuer
                                    must have 3 years of continuous
                                    operations]
                                    [ ] Government Securities Offering
                                    [Issuer must have 3 years of
continuous operations]
Timing and Price (check ONE or BOTH)
                                    [X]The securities were purchased
                                    before the end of the first day on
                                    which any sales were made, at a price
                                    that was not more than the
                                    price paid by each other purchaser of
                                    securities in that offering or
                                    in any concurrent offering of the

                                    securities; and
                                    [ ]If the securities are offered for
                                    subscription upon exercise of rights,
                                    the securities were purchased
                                    on or before the fourth day
                                    before the day on which the rights
                                    offering terminated.
Firm Commitment Offering (check ONE)
                                           [X] YES
                                           [ ] NO
                                    The securities were offered pursuant
to
                                    an underwriting or similar agreement
                                    under which the underwriters were
                                    committed to purchase all of the
                                    securities being offered, except
those
                                    purchased by others pursuant to a
                                    rights offering, if the underwriters
                                    purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
                                           [X] YES
                                           [ ]  NO
                                   No affiliated underwriter was a direct
                                   or indirect participant in, or
                                   benefited directly or indirectly from,
                                   the transaction.

Completed by:
                                    Dillip Behera
                                    Global Syndicate Team Member

Date
                                    09-18-2014

Approved by:
                                    Steven DeLaura
                                    Global Syndicate Team Member

Date
                                    09-18-2014